EDUCATION REALTY TRUST ANNOUNCES
FIRST QUARTER 2010 RESULTS

MEMPHIS, TN, April 22, 2010 - Education Realty Trust, Inc. (NYSE:EDR), a leader in the ownership, development and management of collegiate student housing, today announced operating results for the quarter ended March 31, 2010.

Highlights

•	Funds from operations (“FFO”) and funds from operations adjusted (“FFOA”) of $0.13 and $0.14 per share/unit, respectively, were consistent with expectations;

•	Same-community net operating income decreased 4.1% for the first quarter on a 2.2% decline in revenue and flat operating expenses as compared to the prior year;

•
Same-community preleasing for the 2010-2011 lease term is 120 basis points ahead of the prior year with 52.2% of beds preleased for the fall.  Net rental rates for the 2010-2011 lease term are marginally ahead of last year;

•	General and administrative costs were reduced 3.9%, excluding $0.5 million of reorganization and third-party development pursuit costs recognized in the first quarter of 2010;

•
Third-party development revenue declined 52.4% to $0.7 million in the first quarter as credit market conditions in 2009 delayed the financing and commencement of construction on previously awarded projects; and

•	A new third-party development award for a 634 bed on-campus community at Mansfield University of Pennsylvania increased the third-party development fee backlog to $9.4 million.

“In the first quarter we made progress executing on our previously communicated plan to restructure community operations and improve operating performance,” commented Randy Churchey, Education Realty Trust’s President and Chief Executive Officer. “Simultaneously we continued working toward our longer term goal of strategically repositioning our portfolio through a combination of capital recycling and the acquisition of assets that are more advantageously located. Our strong balance sheet and enhanced financial flexibility has us well positioned to patiently pursue new opportunities that will contribute to our growth in earnings and cash flow as we capitalize on our reputation as one of the leaders in the collegiate student housing industry.”

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2010 was $0.2 million, or less than $0.01 per diluted share, compared to net income attributable to common stockholders of $0.4 million, or just under $0.02 per diluted share, for the same period in 2009.

Funds From Operations

FFO for the first quarter of 2010 was consistent with the prior year at $7.8 million, while FFO per share/unit was $0.13 as compared to $0.26 in the first quarter of 2009.  The decline in FFO per share/unit was due to a 28.2 million increase in the average shares/units outstanding year over year related to the Company’s follow-on common stock offering in July 2009.

FFOA for the first quarter of 2010 was $8.0 million, an increase of 2.5%, or $0.2 million, over the prior year.  FFOA per share/unit for the quarter was $0.14 compared to $0.26 in the prior year, which is also indicative of the increased share/unit count year over year.

A reconciliation of FFO to net income is included in the financial tables accompanying this release.

Same-Community Results

Same-community net operating income declined 4.1%, or $0.6 million, for the first quarter of 2010 on a revenue decline of 2.2%, or $0.6 million, and relatively flat operating expenses.  The revenue decline for the first quarter was narrowed from the 4.0% negative run rate experienced in the fourth quarter of 2009 as a result of spring lease campaigns at certain properties and improved resident retention in January, the start of the second semester of the lease term.  The same-community average operating margin for the quarter was 54.1%, an approximate 110 basis point decline from the first quarter of 2009 due to lower revenue.

Legacy-Communities
Net operating income for the Legacy-communities declined 6.0%, or $0.8 million, for the first quarter of 2010 on a revenue decline of 3.7%, or $0.9 million partially offset by a reduction in operating expenses of 0.6%, or $0.1 million.  The revenue decline was mainly attributed to a 2.8% decline in rental rates and a 0.9% decrease in other rental revenue.  Occupancy was essentially flat to the prior year.  The average operating margin for the Legacy-communities was 55.4%, approximately 140 basis points below the first quarter of 2009.

Place-Communities
Net operating income for the Place-communities increased 6.0%, or $0.2 million, for the first quarter of 2010 on revenue growth of 4.6%, or $0.3 million, and an operating expense increase of 3.3%, or $0.1 million.  The revenue growth is a result of an approximate 5.0% improvement in occupancy, a decline in rental rates of approximately 0.6% and a 0.2% increase in other rental revenue.  As a result, operating margins improved approximately 70 basis points to 49.0%.

Community Occupancy

First quarter 2010 average physical and economic occupancies for the Legacy-communities were 92.5% and 91.9%, respectively, compared to 92.3% and 92.7% for the same period in 2009.  The Place-communities had physical and economic occupancies of 84.1% and 80.1%, respectively, compared to 79.7% and 76.7% in the first quarter of 2009.  Physical occupancy is the average of occupied rooms to available rooms at the end of each month, whereas economic occupancy represents net apartment rent on a U.S. GAAP basis as a percentage of potential rent and reflects the impact of straight-line rent.

Development and Investment Activity

Total third-party development projects awarded but not yet commenced increased nearly 20% during the quarter with the addition of the Mansfield University of Pennsylvania project.

“We are optimistic that the improving credit markets will lead to both additional new third-party development awards and the current year commencement of construction on some of the recently awarded projects,” stated Tom Trubiana, Education Realty Trust’s Executive Vice President and Chief Investment Officer.

The Company’s previously announced letters of intent to sell two communities have progressed to signed contracts during the quarter.  Consummation of these sales is contingent on the buyer completing due diligence and either assuming the current debt or obtaining new financing.  Considering such, it is possible these transactions could close by the end of the third quarter of this year.

Capital Structure

On March 31, 2010, the Company had cash and cash equivalents totaling $28.4 million and no outstanding borrowings on its revolving credit facility, which had a borrowing base availability of $41.5 million.  In addition, the Company has two communities unencumbered by debt and, although eligible for inclusion, are currently excluded from the revolving credit facility.  If these communities were included, the Company estimates that the borrowing base availability would be approximately $50.5 million.  The Company’s debt to gross asset value was 42.7%, its net debt was 7.5x trailing twelve month (“TTM”) EBITDA, and its TTM interest coverage ratio was 2.1x.

Approximately 93% of the Company’s indebtedness has either fixed or capped interest rates.  The Company has two project-based construction loans with a combined March 31, 2010 balance of $28.9 million that reach initial maturity within the next four to eighteen months.  Upon initial maturity, the Company expects to exercise its two year extension options and, based on current forecasts, believes that the principal balance will be reduced by approximately $6.0 million.

Earnings Guidance and Outlook

Based upon management’s current estimates, the Company reiterates its full year 2010 FFO per share/unit guidance of $0.34 to $0.40.  Consistent with prior guidance, this outlook does not include the impact of any dispositions, acquisitions, new third-party development or management contracts, additional One Plan developments, capital transactions or corporate restructuring costs.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Thursday, April 22, 2010.  The call will be hosted by Randy Churchey, President and Chief Executive Officer, and Randy Brown, Executive Vice President and Chief Financial Officer.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (877) 941-8416, and participants from outside the U.S. may dial (480) 629-9808.  The passcode for this call is 4282938.  Participants may also access the call via live webcast by visiting the Company’s investor relations Web site at www.educationrealty.com.

The replay of the call will be available at approximately 7:00 p.m. Eastern Time on April 22, 2010 through midnight Eastern Time on May 6, 2010.  To access the replay, the domestic dial-in number is (800) 406-7325, the international dial-in number is (303) 590-3030, and the passcode is 4282938.  The archive of the webcast will be available on the Company’s Web site for a limited time.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The Company presents FFO available to all stockholders and unitholders because it considers it an important supplemental measure of the Company’s operating performance, assists in the comparison of our operating performance between periods to that of different companies and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. As such, the Company also excludes the impact of noncontrolling interest in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

About Education Realty Trust

Education Realty Trust, Inc. (NYSE:EDR) is one of America’s largest owners, developers and operators of collegiate student housing.  EDR is a self-administered and self-managed real estate investment trust that owns or manages 64 communities in 22 states with 37,835 beds. For more information please visit the Company's Web site at www.educationrealty.com.

Contact:
Brad Cohen
ICR, LLC
203-682-8211
bcohen@icrinc.com

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Student housing properties, net	$746,616	$749,884
Cash and cash equivalents	28,384	31,169
Restricted cash	4,282	4,579
Other assets	20,439	18,981

Total assets	$799,721	$804,613

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium/discount	$405,300	$406,365
Accounts payable and accrued expenses	11,829	11,658
Deferred revenue	8,790	10,346
Total liabilities	425,919	428,369

Commitments and contingencies	-	-

Redeemable noncontrolling interests	11,228	11,079

Equity:
Education Realty Trust, Inc. stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized,
56,714,466 and 56,705,605 shares issued and outstanding at
March 31, 2010 and December 31, 2009, respectively	567	567
Preferred shares, $0.01 par value, 50,000,000 shares authorized,
no shares issued and outstanding	-	-
Additional paid-in capital	408,429	410,455
Accumulated deficit	(48,466)	(48,636)
Total Education Realty Trust, Inc. stockholders’ equity	360,530	362,386
Noncontrolling interest	2,044	2,779
Total equity	362,574	365,165

Total liabilities and equity	$799,721	$804,613

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited
	Three months ended March 31,
	2010	2009
Revenues:
Student housing leasing revenue	$29,651	$29,313
Third-party development services	693	1,457
Third-party management services	866	909
Operating expense reimbursements	1,908	2,190
Total revenues	33,118	33,869

Operating expenses:
Student housing leasing operations	13,438	13,170
General and administrative	4,300	3,994
Depreciation and amortization	7,416	7,164
Reimbursable operating expenses	1,908	2,190
Total operating expenses	27,062	26,518

Operating income	6,056	7,351

Nonoperating expenses:
Interest expense	5,611	6,352
Amortization of deferred financing costs	334	301
Interest income	(117)	(49)
Total nonoperating expenses	5,828	6,604

Income before equity in earnings of unconsolidated entities, income taxes, redeemable noncontrolling interests and discontinued operations	228	747

Equity in earnings of unconsolidated entities	79	100
Less: Income tax (benefit) expense	(74)	188
Less: Income attributable to redeemable noncontrolling interests	205	201
Loss from discontinued operations	-	(16)
Net income	176	442

Less: Net income attributable to the noncontrolling interests	6	9
Net income attributable to Education Realty Trust, Inc.	$170	$433

Earnings per share information:
Net income attributable to Education Realty Trust, Inc. common stockholders per share – basic & diluted:	$0.00	$0.02

Weighted-average common shares outstanding – basic	56,760	28,517
Weighted-average common shares outstanding – diluted	57,871	29,638

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CALCULATION OF FFO AND FFOA
(Amounts in thousands, except per share data)
Unaudited

	Three months ended March 31,
	2010	2009

Net income attributable to Education Realty Trust, Inc.	$170	$433

Real estate related depreciation and amortization	7,310	7,005
Equity portion of real estate depreciation and amortization on equity investees	124	122
Depreciation and amortization of discontinued operations	-	25
Noncontrolling interests	211	210
Funds from operations ("FFO")	$7,815	$7,795

Elimination of impairment, refinancing and reorganization charges:
Reorganization/severance costs, net of taxes	173	-
Impact of impairment, refinancing and reorganization charges	$173	$-

Funds from operations – adjusted (“FFOA”)	$7,988	$7,795

FFO per weighted average share/unit (1)	$0.13	$0.26

FFOA per weighted average share/unit (1)	$0.14	$0.26

Weighted average shares/units (1)	58,097	29,882

Notes: (1) FFO and FFOA per weighted average share/unit was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
2010 GUIDANCE – RECONCILIATION OF FFO
(Amounts in thousands, except per share data)
Unaudited

The following is a reconciliation of the Company’s 2010 FFO guidance to net loss:

	Year ending December 31, 2010
	Low End	High End

Net loss attributable to Education Realty Trust, Inc.	$(10,698)	$(6,894)

Real estate related depreciation and amortization	29,972	29,972
Noncontrolling interest	452	376
Funds from operations ("FFO")	$19,726	$23,454

FFO per weighted average share/unit (1)	$0.34	$0.40

Weighted average shares/units (1)	58,096	58,096

Notes:
(1)	Funds from operations (FFO) per weighted average share/unit was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.